                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8 -K

               Current Report Pursuant to Section 13 OR 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 31, 1997


                              THE PMI GROUP, INC.
            (Exact name of registrant as specified in its charter)


    DELAWARE                       1-13664                      94-3199675
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                  File Number)              Identification No.)
 incorporation)


601 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA                 94111
    (Address of principal executive offices)                  (Zip Code)


                                (415) 788-7878
              (Registrant's Telephone Number including Area Code)


--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events

     On January 31, 1997 the Registrant announced that it had entered into an agreement to sell $100 million 8.309 percent Capital securities, Series A, representing beneficial interest in PMI Capital I, a trust created under the laws of the State of Delaware. The sole assets of the trust will consist of $103,093,000 8.309 percent Junior Subordinated Debentures due February 1, 2027, issued by the Registrant. The Registrant owns all of the Common Securities of the trust. The sale of the Capital Securities closed February 4, 1997.

Item 7.  Exhibits

         99.1 News Release dated January 31, 1997 "THE PMI GROUP, INC. TO SELL $100 MILLION OF CAPITAL SECURITIES".

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 The PMI Group, Inc.
                                 (Registrant)



                                 By:  /s/ Victor J. Bacigalupi
                                    _______________________________________
                                    Victor J. Bacigalupi, Senior Vice President,
                                    General Counsel  and Secretary

February 21, 1997